Exhibit 10.36

NEW YORK HEALTH CARE, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT

This NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made as of February 28, 2007 between New York Health Care, Inc., a New York corporation (the "Company"), and Yoram Hacohen (the "Optionee").

W I T N E S S E T H:

WHEREAS, the Company desires to grant to the Optionee Non-Qualified Stock Options pursuant to the Company’s 2004 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Optionee is a director of the Company and eligible to participate in the Plan;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and in consideration of services rendered to the Company by the Optionee, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

THIS AGREEMENT AND THE TERMS HEREOF ARE SUBJECT TO THE TERMS OF THE PLAN, WHICH ARE INCORPORATED HEREIN IN THEIR ENTIRETY. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THIS AGREEMENT AND THE PLAN, THE PROVISIONS OF THE PLAN SHALL GOVERN.

All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

1.   Grant. The Company hereby grants to the Optionee non-qualified stock options pursuant to the Plan (the "Options"), to purchase 25,000 shares of the Company’s Common Stock, par value of $0.01 per share, (the “Common Stock”), vesting on the date hereof. The Options are exercisable in whole or in part at an exercise price of $0.13 per share for a period of ten (10) years commencing the date hereof and ending on February 27, 2017, subject to the terms and conditions set forth herein and in the Plan. It is intended by the parties that the Options be Non-Qualified Stock Options under the Plan.

2.   Procedure for Exercise. The Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash, or in whole shares of Common Stock which are already owned by the Optionee, or partly in cash and partly in such owned Common Stock, or other cashless exercise, in accordance with Section 5 of the Plan.

3.   Adjustment of Number of Options. The number of Options shall be subject to adjustment from time to time in accordance with Section 3 of the Plan.

4.   No Employment. Nothing herein shall confer upon the Optionee any right to continue as a director or an employee, as applicable, of the Company or its affiliates, or interfere in any way with any right of the Company or its affiliates to terminate such directorship or employment, as applicable, subject to the terms of any agreement to which the Optionee may be a party.

5.   Transferability. No Options shall be transferable by the Optionee other than in accordance with the Plan.

6.   Optionee Representations. The Optionee represents to the Company that he has (a) received a copy of the Plan, (b) read it in its entirety, (c) had a reasonable opportunity to make inquiries as to its terms, (d) received satisfactory responses from the Company regarding the terms, and (e) understands the terms of the Plan. The Optionee represents, warrants and acknowledges to, and agrees with, the Company that he is acquiring the Options, and upon exercise of the Options, shall be acquiring the Common Stock for his own account for the purpose of investment only, and not with a view to, or for sale in connection with, any distribution thereof, and that he is not relying on the value of the Options as current compensation. The Optionee warrants and agrees that he will comply will all applicable laws relating to the Plan, the grant and exercise of the Options, and the disposition of the shares of Common Stock acquired upon exercise of the Options, including, without limitation, all Federal and state securities and “blue sky” laws.

7.   Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally, by overnight courier, or by registered or certified mail, postage prepaid, as follows:

If to the Company, to: New York Health Care, Inc. 1850 McDonald Avenue Brooklyn, New York 11223 Attention: President	If to the Optionee, to: Yoram Hacohen 18/1 Yoram Ronen Street Jerusalem, Israel L3 95488

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communications will be deemed to have been given as of the date received.

9.   Binding Effect. Except as otherwise provided in this Agreement or the Plan, this Agreement shall be binding upon and inure to the benefit of the parties and their respective representatives, successors, and assigns.

10.     Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties with respect thereto; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement pertaining to another subject matter.

11.      Severability. Every provision of this Agreement and the Plan is intended to be severable. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

12.      Counterparts. This Agreement may be executed in counterparts and by facsimile or other electronic signature.

IN WITNESS WHEREOF, the parties have executed this Non-Qualified Stock Option Agreement as of the day and year first above written.

NEW YORK HEALTH CARE, INC.

By:
Name:	Yoram Hacohen
Title:

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